Exhibit 99.2

Media Contacts:
Patty Briguglio	Nicole Bucalo
MMI Associates, Inc.	MMI Associates, Inc.
(919) 233-6600	(919) 233-6600
(919) 233-0300 (fax)	919-233-0300
patty@mmimarketing.com	nicole@mmimarketing.com
For Immediate Release	Contact: Patty Briguglio (919) 233-6600

Crescent Financial Corporation Executive To Speak At

Financial Institutions Investor Conference

Michael G. Carlton Addresses New York Banking Conference

CARY, NC - Michael G. Carlton, president and CEO of Crescent State Bank, a wholly owned subsidiary of Crescent Financial Corporation, (NASDAQ: “CRFN”), will be a guest speaker at the Financial Institutions Investor Conference, “Strategy to Implementation,” hosted by Ryan Beck & Co., Inc. on December 7, 2006 in New York City, New York. Mr. Carlton will participate in a panel entitled “Southern Exposure: Managing for Profitable Growth” from 9:15 a.m. to 9:45 a.m.

The presentation slides will be filed with the Securities and Exchange Commission prior to the start of the conference. The presentation will be accessible “live” on the following site: http://www.investorcalendar.com/IC/CEPage.asp?ID=111458&CID=.

Facts:

•	Michael G. Carlton will speak at the Financial Institutions Investor Conference.

•	Financial Institutions Investor Conference will be held on Dec. 7, 2006 in New York City, New York

•	Financial Institutions Investor Conference will be hosted by Ryan Beck & Co., Inc.

About Crescent Financial Corporation:

Crescent Financial Corporation is the bank holding company for Crescent State Bank in Cary, North Carolina and Port City Capital Bank in Wilmington, North Carolina. The Company has total assets of approximately $684 million, deposits of approximately $540 million, and loans of $519 million as of September 30, 2006, with eleven full service banking offices in the communities of Cary (2), Apex, Clayton, Garner, Holly Springs, Sanford, Southern Pines, Pinehurst, Raleigh and Wilmington, North Carolina.

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Information in this press release contains “forward-looking statements.” These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Crescent Financial Corporation’s recent filings with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K and its other periodic reports.

Keywords:

Crescent Financial Global NASDAQ

Mike Carlton Ray Vaughn

Cary, N.C. Garner, N.C.

Apex, N.C. Clayton, N.C.

Holly Springs, N.C Stanford, N.C.

Southern Pines, N.C. Pinehurst, N.C.

Raleigh, N.C. Wilmington, N.C.

Port City Capital Bank CRFN

Financial Institutions Investor Conference

New York City

Patty Briguglio

MMI Associates, Inc.

919-233-6600

patty@mmimarketing.com

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